January 26, 1996







Securities and Exchange Commission
450 Fifth St., N.W.
Judiciary Plaza
Washington, D.C.  20549-1004

Via Edgar Electronic Filing System

                        In Re:  File Number 0-1026
                                ------------------

Gentlemen:

                Pursuant to regulations of the Securities and Exchange Commission, submitted herewith for filing on behalf of Whitney Holding
Corporation (the "Company") is the Company's Report on Form 8-K dated January 24, 1996.

                This filing is being effected by direct transmission to the Commission's EDGAR System.

                                                   Sincerely,


                                                   /s/ Edward B. Grimball
                                                   -----------------------------
                                                   Edward B. Grimball
                                                   Executive Vice President &
                                                   Chief Financial Officer
                                                   (504) 586-7570

EBG/drm

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 24, 1996
                                                         ----------------


                           WHITNEY HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)


       Louisiana                      0-0126             72-6017893
      -------------------------------------------------------------------
      (State or other jurisdiction   (Commission      (IRS Employer
      of incorporation)              File Number)     Identification No.)


              228 St. Charles Avenue, New Orleans, Louisiana 70130
             -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (504) 586-7117
                                                           --------------


                                 Not Applicable
                       ----------------------------------
                       (Former name or former address, if
                           changed since last report)





                                Page 1 of 4 Pages

Item 5:  Other Events

         On January 24, 1996, Whitney Holding Corporation (the "Registrant") and The New Iberia Bancorp, Inc. ("Bancorp") announced that they will negotiate a definitive agreement for the acquisition of Bancorp by the Registrant for consideration consisting of $54 million of the Registrant's common stock, payable at a rate of approximately $27 of the Registrant's common stock for each share of Bancorp stock outstanding. Bancorp announced that its Board of Directors authorized negotiation of a definitive agreement with the Registrant, which must be approved by the Boards of Directors of both institutions. It is anticipated that the closing of such a transaction would also be subject to customary conditions, including regulatory approval and approval by the shareholders of Bancorp. The Registrant and Bancorp intend that the merger would be accounted for as a pooling-of-interests.

         This announcement is described further in the press release issued by the Registrant on January 24, 1996. A copy of that release, which is hereby incorporated herein by reference, is attached as an exhibit hereto.


Item 7:  Financial Statements and Exhibits

         (c)      Exhibits

                  Exhibit No.       Description
                  -----------       -----------

                          99        Press Release



                                   Signatures
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   WHITNEY HOLDING CORPORATION
                                         (Registrant)


                              By:   /s/ Edward B. Grimball
                                   ----------------------------------
                                   Edward B. Grimball
                                   Chief Financial Officer and
                                   Executive Vice President




January 26, 1996

                                Page 2 of 4 Pages

                                  Exhibit Index


        No.                Description
        ---                -----------

        99                 Press Release




                                Page 3 of 4 Pages

                                                                      Exhibit 99

                          WHITNEY HOLDING CORPORATION
                             228 ST. CHARLES AVENUE
                              NEW ORLEANS, LA 70130





CONTACT:    Edward B. Grimball                          FOR IMMEDIATE RELEASE
            504-586-7570
            Joseph S. Schwertz, Jr.
            504-586-3596


                WHITNEY AND NEW IBERIA BANCORP NEGOTIATING MERGER

         (NEW ORLEANS, January 24, 1996). Ernest Freyou, the President of The New Iberia Bancorp, Inc., and William L. Marks, the Chairman of Whitney Holding Corporation, announced today that the institutions will negotiate a definitive agreement for the acquisition of The New Iberia Bancorp by Whitney Holding Corporation for consideration consisting of $54 million in the aggregate, payable in Whitney Holding Corporation common stock to the shareholders of The New Iberia Bancorp at the approximate rate of $27 in value of Whitney stock for each share of New Iberia Bancorp stock outstanding. Mr. Freyou stated that the Board of Directors of The New Iberia Bancorp authorized negotiation of a definitive agreement with Whitney, which must be approved by the boards of both institutions as a condition to the consummation of the transaction. Closing would also be subject to customary conditions, including regulatory approval and approval by the shareholders of New Iberia. The merger is intended to be accounted for as a pooling of interests.

         The New Iberia Bancorp is located in Iberia Parish, Louisiana, where it operates its wholly owned subsidiary, The New Iberia Bank. The company's stock is traded on the American Stock Exchange (symbol NIB). The New Iberia Bank presently operates eight full-service offices in Iberia Parish, three full-service offices in Lafayette Parish, and one full-service office in Vermilion Parish, Louisiana.

         Whitney Holding Corporation (NASDAQ symbol WTNY) is a bank holding company based in New Orleans, Louisiana. Its primary bank subsidiary is Whitney National Bank, which has 45 branches throughout southern Louisiana including New Orleans, Jefferson and St. Tammany parishes as well as Baton Rouge and Lafayette. The Whitney Bank of Alabama has seven branches in Mobile and the Alabama Gulf region.


                                       ###


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